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                                                                  EXHIBIT 3.1(a)


                                     FORM OF
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               BSQUARE CORPORATION

                                    ARTICLE I

                                      NAME

      The name of the corporation (the "Corporation") is BSQUARE Corporation.

                                   ARTICLE II

                                AUTHORIZED SHARES

      2.1 AUTHORIZED CAPITAL. The total authorized number of shares of the Corporation is Sixty Million (60,000,000) shares; Fifty Million (50,000,000) shares of common stock without par or ascribed value; Ten Million (10,000,000) shares of preferred stock without par or ascribed value.

      2.2 ISSUANCE OF PREFERRED STOCK IN SERIES. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designations, powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or other restrictions of the shares of any series that is wholly unissued or to be established and the number of shares constituting any such series. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

            (a) Dividends. The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the Corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

            (b) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock, plus dividends accrued thereon to the date of such payment. In designating a particular series of Preferred Stock, the Board of Directors may also provide that such series is senior, on a par with or subordinate in order of priority to any other existing or later issued series of Preferred Stock in respect of distribution of amounts upon the liquidation, dissolution or winding up of the affairs of the Corporation. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of the


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Corporation, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

            (c) Conversion. Shares of Preferred Stock may be convertible to shares of Common Stock at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

            (d) Redemption. The Preferred Stock may be redeemable in such amounts, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the Corporation only to the extent legally permissible.

            (e) Voting Rights. Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

                                   ARTICLE III

                                    DIRECTORS

      The Board of Directors shall be set at seven. At the first election of directors after the Corporation is a Public Company, as defined below, the Board of Directors shall be divided into three (3) classes, as determined by the Board of Directors, with said classes to be as equal in number as may be possible, which classes shall be elected for the terms set forth below:

                   Class                         Term
                  -------                       -------
                  Class 1                       1 Year
                  Class 2                       2 Years
                  Class 3                       3 Years

Thereafter, each Director's term shall be three (3) years, and each Director shall serve for the term he or she was elected and thereafter until his or her successor is elected and qualified (or the number of directors is reduced), or until his or her death, resignation or removal from office. Directors need not be shareholders of the Corporation or residents of the State of Washington. Written ballots are not required in the election of Directors. For purposes of these Articles of Incorporation, the Corporation shall be a "Public Company" at such time and for so long as it has a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or any successor statute (the "Exchange Act"), or is otherwise subject to the reporting requirements of Section 15(d) of the Exchange Act.

      Newly created directorships resulting from any increase in the number of Directors or any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or in which the vacancy occurred and thereafter until such Director's successor shall have been elected and qualified (or the number of directors is reduced). No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.


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                                   ARTICLE IV

                                PREEMPTIVE RIGHTS

            Shareholders of the Corporation shall have no preemptive rights to acquire additional shares of the Corporation.

                                    ARTICLE V

                                CUMULATIVE VOTING

            The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of the Corporation.

                                   ARTICLE VI

          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

            (a) The capitalized terms in this Article 6 shall have the meanings set forth in RCW 23B.08.500.

            (b) The Corporation shall indemnify and hold harmless each individual who is or was serving as a Director or officer of the Corporation or who, while serving as a Director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and shall make advances of reasonable Expenses with respect to such Proceeding, to the fullest extent permitted by law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550; provided, however, that the payment of Expenses in advance of the final disposition of a Proceeding shall be made upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise; provided further, that no such indemnity shall indemnify any Director or officer from or on account of (1) acts or omissions of the Director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the Director or officer finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such Director or officer personally received a benefit in money, property, or services to which the Director or officer was not legally entitled. Except as provided in Subsection (f) of this Article, the Corporation shall not indemnify a Director or officer in connection with a Proceeding (or part thereof) initiated by the Director or officer unless such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

            (c) The Corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the Corporation or, who, while a director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by


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the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the Corporation would have power to indemnify the individual against such Liability under RCW 23B.08.510 or 23B.08.520.

            (d) If, after the effective date of this Article 6, the Act is amended to authorize further indemnification of Directors or officers, then Directors and officers of the Corporation shall be indemnified to the fullest extent permitted by the Act as so amended.

            (e) To the extent permitted by law, the rights to indemnification and advance of reasonable Expenses conferred in this Article 6 shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Article 6 shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article 6 shall not adversely affect any right or protection of a Director or officer of the Corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

            (f) If a claim under this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Director or officer shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, its shareholders or independent legal counsel) that the Director or officer is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the Director or officer is not so entitled.

            (g) If the Corporation indemnifies or advances expenses to a Director or officer pursuant to this Article 6 in connection with a Proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

            (h) If any provision of this Article 6 or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of this Article 6, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

                                   ARTICLE VII

                             INTERESTED TRANSACTIONS

            (1) No contracts or other transactions between the Corporation and any other corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors or shareholders of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and


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            (2) Any director or shareholder individually, or any firm of which any director or shareholder may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contracts or transactions of the Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof.

                                  ARTICLE VIII

                         SHAREHOLDER ACTIONS BY CONSENT

      In accordance with RCW 23B.07.040, any action that may be taken at a meeting of the Corporation's shareholders may be taken by written consent by the shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. If action is taken by less than unanimous consent, the Corporation shall give nonconsenting shareholders prior notice of such action; provided that if the action is of a type that would constitute a significant business transaction under RCW 23B.19.020(15), notice must be given no fewer than 20 days prior to the effective date of the action (such prior or 20 day period, a "Notice Period"). Such notice shall include the resolution approved by the shareholders by written consent and shall be hand delivered or sent first-class mail to each nonconsenting shareholder at the address on the books and records of the Corporation. Unless the written consent specifies a different effective date, the action is effective when consents sufficient to authorize the action have been delivered to the Corporation and the Notice Period has been satisfied. If the action is of a type that would entitle shareholders to exercise dissenters' rights under RCW 23B.13.020(1), then (i) the notice must comply with RCW 23B.13.220(2), (ii) RCW 23B.13.210 shall not apply, and (iii) all nonconsenting shareholders are entitled to receive the notice, demand payment under RCW 23B.13.230 and assert other dissenters' rights to which they are by law entitled.

                                   ARTICLE IX

                                REGISTERED OFFICE

            The address of the registered office of the Corporation is 1505 Westlake Avenue N., Suite 300, Seattle, Washington, and the name of the registered agent at such address is Michael J. Erickson.

                                    ARTICLE X

                              AMENDMENT OF ARTICLES

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.


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                                   ARTICLE XI

                        LIMITATION OF DIRECTOR LIABILITY

      No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for his or her conduct as a director on or after the date this Article becomes effective, except for: (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of certain distributions or loans in violation of RCW 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If, after approval by shareholders of this Article, the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE XII

                              REMOVAL OF DIRECTORS

      Any Director or the entire Board of Directors may be removed with or without cause by the holders of not less than a majority of the shares then entitled to vote at an election of Directors; provided, however, beginning at such time and for so long as the Corporation is a Public Company (as defined in Article III), no Director may be removed without "Cause," as defined below. Such action may be taken at any regular or special meeting of the shareholders of the Corporation, or by unanimous written consent in lieu of a meeting, provided that notice of the proposed removal, which shall include a statement of the charges alleged against the Director(s) in the event of removal for Cause, shall have been duly given to the shareholders together with or as a part of the notice of the meeting.

      Where a question of the removal of a Director for Cause is to be presented for shareholder consideration while the Corporation is a Public Company, an opportunity must be provided to such Director to present his or her defense to the shareholders by a statement which must accompany or precede the notice of the meeting at which removal of such Director for Cause shall be considered. Under such circumstances the Director involved shall be served with notice of the meeting at which such action is proposed to be taken together with a statement of the specific charges and shall be given an opportunity to be present and to be heard at the meeting at which his or her removal is considered.

      For purposes of this Article XII, "Cause" for removal shall be limited to
(a) action by a Director involving willful malfeasance having a material adverse effect on the Corporation or (b) a Director being convicted of a felony; provided that any action by a Director shall not constitute "Cause" if, in good faith, such Director believed such action to be in or not opposed to the best interests of the Corporation, or if a Director shall be entitled, under applicable law or the Articles of Incorporation or Bylaws of the Corporation, to be indemnified with respect to such action.


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                                  ARTICLE XIII

                      SPECIAL MEETINGS OF THE SHAREHOLDERS

      The Chairman of the Board of Directors, the President of the Corporation or the Board of Directors may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of the Corporation one or more written demands for such meeting, describing the purposes for which is to be held.

      DATED:            , 1999
            -----------

                                          --------------------------------------
                                          William T. Baxter, President and
                                          Chief Executive Officer


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